Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                  12/31/1999

Calculation Of Pool Balance
 1 Total "Office" Receivables                        4,585,485,198.87
 2 Less Ineligible Accounts:
 3 New Floorplan Account Additions                    (838,380,832.03)
 4 New A/R Account Additions                           (91,165,813.53)
 5 Total "Trust" Receivables                         3,655,938,553.31
 6 Less Ineligible Receivables:
 7 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                     0.00
 8 NSF 30+                                                 (57,185.78)
 9 SAU 30+                                              (1,501,430.44)
10 Total Pool Receivables                            3,654,379,937.09
11 Discount Factor                                               0.40%
12 End of month Pool Balance                            3,639,762,417.34

Total Trust Receivables-Delinquency
13 NSF 0-30                                                 13,311.70
14 SAU 0-30                                             18,884,534.69
15 Total                                                18,897,846.39
16 Trust Receivables                                 3,655,938,553.31
17 .75 % of Trust Receivables                                    0.75%
18 Total                                                27,419,539.15
19 Amount in Excess                                              0.00

20 NSF 30+                                                  57,185.78
21 SAU 30+                                               1,501,430.44
                                                         1,558,616.22

Overconcentrations
22 End of month Pool Balance                         3,639,762,417.34
                                                         Limits             Actual          Excess
23 A/R Receivables                              20%    727,952,483.47    161,286,389.65          0.00
24 Asset Based Receivables                      15%    545,964,362.60    447,417,415.82          0.00
25 Dealer concentration 1999-1 top 15            3%    109,192,872.52     72,120,584.41          0.00
26 Dealer concentration 1999-1 Other             2%     72,795,248.35     24,785,814.80          0.00
27 Manufacturer Concentration                   15%    545,964,362.60    194,559,502.98          0.00
28 Product Line Concentration:
29 CE & Appl                                    25%    909,940,604.34     18,710,349.28          0.00
30 MIS                                          40%  1,455,904,966.94    482,099,316.46          0.00
31 Motorcycle                                   25%    909,940,604.34    234,369,599.44          0.00
32 Marine                                       25%    909,940,604.34    582,376,041.66          0.00
33 Manufacturered Home                          25%    909,940,604.34    384,246,122.33          0.00
34 RV                                           25%    909,940,604.34    525,615,388.77          0.00
35 Music                                        25%    909,940,604.34    125,720,843.05          0.00
36 Industrial Equipment                         25%    909,940,604.34    432,596,436.09          0.00
37 A/R                                          25%    909,940,604.34    608,703,805.47          0.00
38 Snomobiles                                   25%    909,940,604.34    146,551,668.53          0.00
39 Other                                        25%    909,940,604.34    114,948,982.24          0.00

40 Delayed Funding Receivables                                           192,424,782.20

                                        10/31/1999     11/30/1999         12/31/1999       Average
41 Charge Offs to Receivables
   (Annualized)                           0.25%           0.45%             0.65%                0.45%
42 Payment Rate                           34.15%         33.92%             32.52%              33.53%

Net Receivable Rate
43 Interest                                   9.23%
44 Discount                                   1.56%
45 Total                                     10.79%
46 Less Servicing                            -2.00%
47 Remaining                                  8.79%